         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                           FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      SURFORAMA.COM, INC.
       (Name of small business issuer in its charter)

NEVADA                                 98-0233878
------                                 ----------
(State or jurisdiction of              (I.R.S. Employer
incorporation or organization)         Identification No.)

  Suite 105 - 1010 West 42nd Avenue, Vancouver, British Columbia,
           Canada, V6M 2A8; Telephone (604) 727-8402
  ---------------------------------------------------------------
  (Address and telephone number of principal executive offices)

  Suite 201 - 1166 Alberni Street, Vancouver, British Columbia
          Canada, V6E 3Z3; Telephone (604) 609-7797
  ------------------------------------------------------------
          (Address of principal place of business or intended principal place of business)

     ---------------------------------------------------------
     (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                    |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                    |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH         		PROPOSED   	PROPOSED
CLASS OF 				MAXIMUM     MAXIMUM
SECURITIES             		OFFERING   	AGGREGATE     AMOUNT OF
TO BE 	  AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED	UNIT (1)	PRICE (2)	  FEE (2)
---------------------------------------------------------------------
Common        8,008,799 shares  $1.00     $8,008,799    $2114.32
----------------------------------------------------------------------
(1) Based on last sales price on June 8, 2000.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  COPIES OF COMMUNICATIONS TO:
                      Michael A. Cane, Esq.
                 2300 W. Sahara Blvd., Suite 500
                       Las Vegas, NV 89102
                          (702) 312-6255

      SUBJECT TO COMPLETION, Dated November 28, 2000



                       PROSPECTUS


                   SURFORAMA.COM, INC.
                    8,008,799 SHARES
                      COMMON STOCK
                   ----------------


The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in five private offerings that were exempt from registration under the US securities laws.

Our common stock is presently not traded on any market or securities exchange.


                   ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk
Factors" on pages 4 - 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   ----------------



  The Date Of This Prospectus Is:   November 28, 2000

                         TABLE OF CONTENTS

                                                                   PAGE
Summary ............................................................  3
Risk Factors .......................................................  4
Use of Proceeds ....................................................  7
Determination of Offering Price ....................................  7
Dilution ...........................................................  7
Selling Shareholders ...............................................  8
Plan of Distribution ............................................... 13
Legal Proceedings .................................................. 15
Directors, Executive Officers, Promoters and Control Persons ....... 15
Security Ownership of Certain Beneficial Owners and Management ..... 16
Description of Securities .......................................... 17
Interests of Named Experts and Counsel ............................. 18
Disclosure of Commission Position of Indemnification for
   Securities Act Liabilities ...................................... 18
Organization Within Last Five Years ................................ 19
Description of Business ............................................ 19
Plan of Operation .................................................. 30
Description of Property ............................................ 33
Certain Relationships and Related Transactions ..................... 33
Market for Common Equity and Related Stockholder Matters ........... 34
Executive Compensation ............................................. 35
Index to Financial Statements ...................................... 37
Changes in and Disagreements with Accountants Disclosure ........... 38
Available Information .............................................. 38

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY

SURFORAMA.COM, INC.

We were incorporated on October 22, 1999 under the laws of the State of Nevada. Our principal offices are located at 105 - 1010
West 42nd Avenue, Vancouver, British Columbia, Canada V6M 2A8.

Surforama.com

We operate in the electronic commerce business through two web sites: surforama.com and rebatetopia.com. Through our surforama.com web site, we provide consumers and businesses with the following products and services:

     * Free classified advertising to product and service oriented businesses throughout the United States and Canada;
     * Over 40,000 consumer products ranging from books and magazines to vehicles and home electronics;
     * FREEmail, offering Internet users a free electronic mail service;
     * An affiliate program providing merchant web site owners the opportunity to enhance their web sites by accessing our classified advertisement content;

As part of an equity joint venture agreement with SourceTM, a division of Premier Lifestyles International Corporation, we and SourceTM have agreed to jointly establish and develop an online database and tracking system for its SCORE Reciprocal Rebate program, a pay to surf rewards program and an online shopping rebate program. Both companies jointly incorporated Rebatopia.com, Inc., a Nevada corporation. Rebatopia now owns the web sites located at rebatopia.com and rebatetopia.com. We provide the operations expertise for tracking member rebates and developing and maintaining an online user database. SourceTM has provided the start-up servers and equipment required to host Rebatopia's web sites and user database, as well as access to its 1,000,000 SCORE member database.

Securities Being Offered      Up to 8,008,799 shares of common stock.
                              The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities Issued
And to be Issued              19,828,899 shares of common stock are
                              issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the
                              sale of the common stock by the selling
                              shareholders.

                          RISK FACTORS

An investment in our common stock involves a high degree of risk.
 You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

If We Do Not Obtain Additional Financing, Our Business May Fail

As of August 31, 2000, we had cash in the amount of $50,068. Our business plan calls for significant expenses in connection with maintaining our surforama.com web site, providing content, and expanding and improving our offerings. While we have earned a modest net income since our inception, we expect that we may lose money in the foreseeable future. We intend to devote substantial resources to the further development of our business. Accordingly, we will require additional financing in order to finance this development expense. We do not have any arrangements for financing and we can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

*     Market conditions;
*     Investor acceptance of our business plan; and
*     Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing in the amount necessary to develop and market our web sites, then we will not be able to achieve revenues and our business will fail.

Because We Have Only Recently Commenced Business Operations, We
Face A High Risk of Business Failure

We were incorporated in October 1999.   Our Internet web site was
also developed in 1999. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. In addition, you must consider our prospects in light of the risks and uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

We acquired the web site address rights to surforama.com in 1999 and the rights to rebatetopia.com and rebatoptia.com in the year 2000. We are presently in the process of developing and expanding the content on our web sites and offering additional products and services. Our revenues from inception to August 31, 2000 have been $60,881, earned from advertising, consulting, and interest income. Accordingly, we have minimal operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

*     Develop a functioning and marketable website;

* Offer products and services that are easy to use and desired by merchants and consumers;
* Successfully market our existing and planned products and services;
* Convince potential customers to visit our web sites and purchase products from our Surforama Store;
* Convince merchants to pay us for accessing classified advertising content on our surforama.com web site.
*     Respond effectively to competitive pressures;
* Continue to develop and upgrade our web sites once development is complete.

If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Only Recently Commenced Business Operations, We
Expect to Incur Operating Losses For The Foreseeable Future

We have been marginally profitable since our inception August 10, 1999. As of August 31, 2000, we had retained earnings of approximately $33,382. In the near future, we anticipate that we will incur increased operating expenses without obtaining comparable increases in revenues from sales. We therefore expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues from advertising on our web sites, sales from our Surforama store, sales of access to our Surforama.com affiliate program and income from rebatopia, we will not be able to achieve profitability or continue operations.

Because We Are A Development Stage Company, Our Business Has A
High Risk Of Failure

As noted in our financial statements that are included with this prospectus, we are a development stage company that is currently developing two web sites. These conditions, as indicated in the audit report of Morgan & Company, Chartered Accountants, raise substantial doubt as to our continuance as a going concern. To date, we have completed only partial development of viable web sites offering products and services and we can provide no assurance that the products and services offered and under development will have a commercial application. The success of our business operations will depend upon our ability to obtain further financing to complete successful development of the program and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete successful development of the program and attain sustainable profitable operations, then our business will fail.

If We Become Subject To Burdensome Government Regulations
Affecting The Internet, Our Business Could Be Adversely Affected

To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our network and limit the growth of our revenues. In addition to new laws and regulations being adopted, existing laws may be applied to the Internet. New and existing laws may cover issues that include:

1.    sales and other taxes;
2.    user privacy;
3.    pricing controls;
4.    characteristics and quality of products and services;
5.    consumer protection;
6.    cross-border commerce;
7.    libel and defamation;
8.    copyright, trademark and patent infringement; and
9. other claims based on the nature and content of Internet materials.

If We Are Unable To Hire And Retain Key Personnel, Then We May
Not Be Able To Implement Our Business Plan

We depend on the services of our senior management and key technical personnel. In particular, our success depends on the continued efforts of our president and chief executive officer, Edward Yau, and our Vice President and chief operating officer, Mike Hanson. The loss of the services of Mr. Yau, Mr. Hanson or any of our key management, sales or technical personnel could have an adverse effect on our business, financial condition and results of operations. In addition, our success is largely dependent on our ability to hire highly qualified managerial,
sales and technical personnel within Canada.   These computer
programmers, technical personnel and sales and marketing personnel with experience in the computer industry are in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by competitors or other businesses in the computer and Internet industries.

If We Are Not Able To Effectively Respond To Competition, Our
Business May Fail

The e-commerce industry is intensely competitive in all its phases. We will face competition from competitors who offer products and services similar to ours. These competitors have completed development of their web sites and are presently marketing their products and services. Accordingly, these competitors have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features, ease of use, and enhanced performance that exceed the features and performance offered by competing products and services. However, we cannot assure you that our web site functionality and content will outperform competing products or that competitors will not develop new or modified versions of their products and services whose performance equals or exceeds what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products and services, then it may not be possible for us to market our products and services at prices that are economically viable. Increased competition could result in:

*     Lower than projected advertising fees from our web sites;
* Price reductions and lower profit margins on our goods and services;
* Our inability to develop and maintain our web sites and offer products and services with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If A Market For Our Common Stock Does Develop, Our Stock Price May
Be Volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

* Our ability to complete the development of the Surforama and Rebatopia web sites;
* Our ability to generate revenues from advertising sales on our web sites;
* Our ability to generate revenues from the sales of products and services on the Surforama web site;
* Our ability to convince merchants to pay us for using the Surforama.com Affiliate Program;
*     Our ability to generate brand recognition of our web sites;
* Increased competition from competitors who offer competing products; and
*     Our financial condition and results of our operations.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.

                        USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

               DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock.
The offering price will be determined by market factors and the independent decisions of the selling shareholders.

                           DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                       SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 8,008,799 shares of common stock offered through this prospectus. The shares include the following:

1. 6,420,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act pursuant to a purchase and sale agreement dated November 1, 1999 between the shareholders of Surforama.com Portal Services Inc. and us.

2. 1,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 4, 1999;

3. 12,150 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on November 30, 1999;

4. 76,649 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 8, 2000;

The following table provides as of November 28, 2000 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.    the number of shares owned by each prior to this offering;

2.    the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4.    the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares.

                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling	     Prior To This Shareholders   Offering         Of This
Stockholder	     Offering      Account                        Offering
--------------------------------------------------------------------------
Steve Allison               1,000          1,000       Nil             Nil
RR1 S7A C22
Peachland, B.C.
V0H 1X0

Sandra Brock              100,000        100,000       Nil             Nil
11638 Waresley Street
Maple Ridge, B.C.
V2X 8W2

Janine Brunelle             1,250          1,250       Nil             Nil
829 East 14th Avenue
Vancouver, B.C.
V5T 2N5

Campus Computers           12,500         12,500       Nil             Nil
Beneficial Owner:
Richard Tse
238 - 13500 Verdun Place
Richmond, B.C.
V6V 1V4

John Hanson               436,166        436,166       Nil             Nil
103B - 1205 Pipeline
  Road
Port Coquitlam, B.C.
V3B 6E3

Julie Hanson              890,000        890,000       Nil             Nil
103B - 1205 Pipeline
  Road
Port Coquitlam, B.C.
V3B 6E3

Phyllis Hanson            890,100        890,100       Nil             Nil
17- 3100 Ozada Dr.
Coquitlam, B.C.
V3B 2T5

                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling	     Prior To This Shareholders   Offering         Of This
Stockholder	     Offering      Account                        Offering
--------------------------------------------------------------------------
Steve Hanson              890,100        890,100        Nil            Nil
207 - 1199
  Westwood Street
Coquitlam, B.C.
V3B 4S6

Cynthia Huie                1,000          1,000        Nil            Nil
4715 Village Drive
Burnaby, B.C.
V5G 4V7

Robert Huie               740,000        740,000        Nil            Nil
4715 Village Drive
Vancouver, B.C.
V5G 4V7

Rod Jao                    29,167         29,167        Nil            Nil
7271 Francis Road
Richmond, B.C.
V6Y 1A1

Diane Louie                 3,000          3,000        Nil            Nil
4762 East Georgia Street
Burnaby, B.C.
V5C 2V6

Kirby Louie               740,000        740,000        Nil            Nil
4762 East Georgia St.
Burnaby, B.C. V5C 2V8

Korena Louie                2,000          2,000        Nil            Nil
114 - 5860 Dover
  Crescent
Richmond, B.C.
V2C 5S6

                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling	     Prior To This Shareholders   Offering         Of This
Stockholder	     Offering      Account                        Offering
--------------------------------------------------------------------------
Clark McFadden                100            100        Nil            Nil
7 - 2023 West 4th Ave.
Vancouver, B.C.
V6J 1N3

John Reinsma               38,174         38,174        Nil            Nil
906 - 888 Pacific Avenue
Vancouver, B.C.
V6Z 2Z6

Ryerson
  Corporation AVV.         83,334         83,334        Nil            Nil
Beneficial Owner:
Edwin Geerman
1st Independent Trust Curacao
P.O. Box 840, Curacao
7 Abraham-deVeerstraat
Netherlands, Antilles

Chin Kit Tang               1,000          1,000        Nil            Nil
3444 Knight Street
Vancouver, B.C.
V5N 3K9

Peter Tang                  2,000          2,000        Nil            Nil
16727 85th Avenue
Surry, B.C. V4N 4W3

Henry Touwslager              125            125        Nil            Nil
829 East 14th Avenue
Vancouver, B.C.
V5T 2N5

                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling	     Prior To This Shareholders   Offering         Of This
Stockholder	     Offering      Account                        Offering
--------------------------------------------------------------------------
Craig Turner                  350            350        Nil            Nil
208 - 1850 West 8th
  Avenue
Vancouver, B.C.
V6J 5G3

Phil Watkins                  100            100        Nil            Nil
8211 Craigavon Road
Richmond, B.C.
V4N 4W3

June Yau                  435,666        435,666        Nil            Nil
#5 - 11760 Bird Road
Richmond, B.C.
V6X 1N9

Ken Yau                   890,000        890,000        Nil            Nil
#5 - 11760 Bird Road
Richmond, B.C.
V5C 2V8

Lawrence Yau              890,000        890,000        Nil            Nil
#5 - 11760 Bird Road
Richmond, B.C.
V6X 1N9

Shing Yau                 890,000        890,000        Nil            Nil
#5 - 11760 Bird Rd.
Richmond, B.C.
V6X 1N9

                                   Total Number   Total Shares To  Percent
                                   Of Shares To   Be Owned Upon      Owned
                                   Be Offered For Completion          Upon
Name                 Shares Owned  Selling        Of This       Completion
Of Selling	     Prior To This Shareholders   Offering         Of This
Stockholder	     Offering      Account                        Offering
--------------------------------------------------------------------------
578265 BC Ltd.             41,667         41,667        Nil            Nil
Beneficial Owner:
Charlo Barbosa
1166 Alberni Street
Suite 1502
Vancouver, BC
V6E 3Z3

--------------------------------------------------------------------------

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 19,828,899 shares of common stock outstanding on November 28, 2000.

None of the selling shareholders or their beneficial owners:

* has had a material relationship with us other than as a shareholder at any time within the past three years; or
* has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

John Hanson is Mike Hanson's Father.
Julie Hanson is Mike Hanson's Sister.
Phyllis Hanson is Mike Hanson's Mother.
Steve Hanson is Mike Hanson's Brother.
June Yau is Edward Yau's Mother.
Ken Yau is Edward Yau's Brother.
Lawrence Yau is Edward Yau's Brother.
Shing Yau is Edward Yau's Father.


                     PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.    In privately negotiated transactions;
3.    Through the writing of options on the common stock;
4.    In short sales; or
5.    In any combination of these methods of distribution.

The sales price to the public may be:

1.    The market price prevailing at the time of sale;
2.    A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer;
      and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                        LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of November 28, 2000 are as follows:

Directors:

Name of Director         Age
----------------------   ---
Edward Yau                29
Mike Hanson               38
Gregory S. Yanke          31

Executive Officers:

Name of Officer          Age     Office
----------------------   ---     -------
Edward Yau                29     President, Chief Executive Officer
Mike Hanson               38     Vice-President and Chief Operating Officer
Greg Yanke		  31     Secretary and Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Edward Yau is our President, Chief Executive Officer and Director. Mr. Yau graduated from the University of British Columbia in 1996 with a Bachelor of Medical Laboratory Sciences degree. Prior to founding Surforama.com Portal Services Inc., our wholly owned subsidiary, Mr. Yau founded and acted as President of Crys Tel Telecommunications, Inc. from 1997-1999, a private company specializing in the marketing and deployment of IP telephony products and services across North America and Europe.
 He has also acted as President of Global NeTVision Inc. in 1997, an international marketing company based in Canada. Mr. Yau spends 100% of his time on our business.

Mr. Mike Hanson is our Vice-President, Chief Operating Officer and Director. Prior to co-founding Surforama.com Portal Services Inc. with Mr. Yau, Mr. Hanson acted as Chief Operating

Officer of a private American long distance telephone company specializing in the marketing and deployment of IP telephony products across North America and Europe. He also acted as Vice-President of Marketing for Canada Telecom Network Inc., one of the largest long distance resellers in Canada, from 1996 to 1998. Prior to that, Mr. Hanson was employed for eight years as Vice-President of Operations with Prestige Advertising Services Ltd., a private promotional advertising company. Mr. Hanson spends 100% of his time on our business.

Mr. Gregory S. Yanke is Secretary, Treasurer and a Director. Mr. Yanke is a self-employed securities lawyer and principal of Gregory S. Yanke Law Corporation. From May 1996 to February 2000, he was employed as an associate lawyer with Beruschi & Company, Barristers and Solicitors, a Vancouver, Canada based law firm that practices securities and corporate law. Mr. Yanke is a graduate of the University of British Columbia, receiving Bachelor degrees in Political Science (1991) and Law (1994). He is a member in good standing with the Law Society of British Columbia. Mr. Yanke currently acts as a director of three British Columbia and Alberta reporting companies: Pacific Topaz Resources Ltd., International Alliance Resources Inc. and Maximum Ventures Inc. He is also corporate secretary of LMX Resources Ltd., Randsburg International Gold Corp., Alberta Star Mining Corp., and Landstar Properties Inc., all of which are British Columbia and Alberta reporting companies. Mr. Yanke spends approximately 3% of his time on our business.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of November 13, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                  Name and address          Amount of             Percent
Title of class    of beneficial owner       beneficial ownership  of class
--------------    -------------------       --------------------  --------

Common Stock      Edward Yau                         5,910,000      29.8 %
                  12191 McNeely Drive
                  Richmond, British Columbia
                  V6V 2S1

Common Stock      Mike Hanson                        5,910,000      29.8 %
                  105 - 1010 West 42nd Avenue
                  Vancouver, British Columbia
                  V6M 2A8

Common Stock      Gregory S. Yanke                         100      <0.01%
                  200 - 675 West Hastings Street
                  Vancouver, British Columbia
                  V6B 1N2

Common Stock      All executive officers and        11,820,100       59.6%
			directors as a group
--------------------------------------------------------------------------
The percent of class is based on 19,828,899 shares of common stock issued and outstanding as of November 28, 2000.

                   DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share.

Common and Preferred Stock

As at the date of this Registration Statement, 19,828,899 shares of common stock are issued and outstanding and held by 30 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.
Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. As at the date of prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

            INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

    DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

               ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on October 22, 1999 under the laws of the state of Nevada. Our wholly-owned subsidiary, Surforama.com Portal Services Inc., was organized as a corporation under the Canada Business Corporations Act on August 15, 1999. Rebatopia.com, Inc., a private company in which we possess a 49.07% interest, was organized as a Nevada corporation on March 27, 2000.

On October 22, 1999, the date of our incorporation, Gregory S. Yanke was appointed as our sole director. He also became our president, secretary, and treasurer on that date as well. On November 1, 1999, in connection with our acquisition of a 100% interest in Surforama.com Portal Services Inc., Edward Yau and Mike Hanson were appointed to the our Board of Directors. In addition, Mr. Yau was appointed a director, President, and Chief Executive Officer, and Mike Hanson was appointed a director, Vice-President, and Chief Operating Officer. Since November 1, 1999, Greg Yanke has continued as Secretary, Treasurer and a director.

                    DESCRIPTION OF BUSINESS

Our business plan is to sell advertising, products, services and web links on the Internet. We were created to give product and service oriented businesses an alternative source of advertising and exposure that is more cost effective and reaches a larger audience than traditional methods. We combine Internet-based direct marketing and advertising services with programs that reward consumers with cash when they perform actions desired by our advertising and marketing clients. These cash-based online incentive programs are intended to provide flexible, incentive-marketing solutions for our clients. Our advertising and marketing clients are only charged when our members execute specific predefined actions. This provides these clients with a known cost to achieve the desired response to their advertising campaigns. By leveraging our member database and our targeting capabilities, we are able to offer our clients customized, targeted advertising solutions designed to improve response rates and reduce the cost of acquiring new customers.

Acquisition of Surforama.com Portal Services Inc.

By a purchase and sale agreement dated November 1, 1999, we agreed to acquire from Edward Yau, Mike Hanson, Shing Yau, June Yau, John Hanson, Phyllis Hanson, Kirby Louie, and Robert Huie, an undivided 100% interest in Surforama.com Portal Services Inc. This sale was made in consideration for the issuance of 17,240,000 shares of our common stock at a deemed price of $0.001 that we issued as follows:

      Name of Vendor                   Number of Shares Issued
      --------------                   -----------------------
      Mike Hanson                       5,410,000
      Edward Yau                        5,410,000
      Julie Hanson                        890,000
      Phyllis Hanson                      890,000
      Steve Hanson                        890,000
      Ken Yau                             890,000
      Lawrence Yau                        890,000
      Shing Yau                           890,000
      Robert Huie                         540,000

      Kirby Louie                         540,000
      -------------------------------------------
      Total                            17,240,000

Products and Services

Through our acquisition of Surforama.com Portal Services Inc., we acquired 100% ownership of the surforama.com web site and its contents.

Our web site offers the following services:

    1.    Free Internet classified advertising;
    2.    On-line shopping through the Surforama Store;
    3.    Free e-mail; and
    4.    The Surforama Affiliate Program.

1.   Free Classified Advertising Services

We have developed and operate an Internet electronic commerce web site located at www.surforama.com that offers classified advertisement services to the public. Through this web site, businesses and individuals may place advertisements 24 hours a day under any of the following current classification categories: vehicles, employment, rentals, real estate, computers, personals, pets and animals, collectibles, opportunities and general. Each classification category has between three and 23 subcategories. Advertisements may consist of text messages and digitally reproduced pictures provided by the user.

As part of our introductory pricing strategy, users may post and view classified advertisements on our web site free of charge.
Our pricing policy may change as the web site develops greater public exposure. We intend to offer our customers the opportunity to feature their advertisements on our home page, or on the front page of each classification category, on a fee basis. We will offer additional features such as boldfacing, the attachment of icons, multiple photographs, audio files and multimedia files to advertisements on a fee basis.

2.   The Surforama Store

Our web site also includes the Surforama store, an online shopping service that currently offers more than 100,000 products including vehicles, books, magazines, recorded music products, motion picture videos, clothing and accessories, computers, electronic goods, flowers, gifts, health and beauty products, home office and business products, pets, toys and games for sale to the public.

When a customer accesses the Surforama Store by pressing an icon on the web site, the customer is linked to an independent web site operated by an affiliate company. If a consumer makes a purchase from an affiliate company via our web site, we receive a payment from the affiliate company equal to 20% to 25% of the value of the item or items purchased. This arrangement allows us to offer our users a wide variety of consumer products with low overhead and no inventory.

3.   FREEmail

We offer our web site users the ability to subscribe for a free e-mail account that can be accessed from any computer connected to the Internet. Users simply log on to our web site and enter a password in order to access their e-mail accounts. As with standard e-mail accounts, the user is able to send, receive and store messages. Each e-mail account permits the user to save up to six megabytes worth of memory.

Internet users typically obtain e-mail accounts through their Internet service provider. However, when users change their Internet service provider, they usually have to change e-mail addresses as well. For a transition period they have to retrieve e-mail messages from their old address and notify friends, family and associates of their new address. With FREEmail, users access their e-mail through the Surforama web site rather than through the Internet service provider.

We intend to develop the FREEmail service into a distinct revenue stream by encouraging e-mail account holders to sign up for feature product specials and promotions sponsored by advertisers or us.

We are offering free classified advertising and free e-mail to the public in order to attract customer traffic to our web site. Our advertising revenue is directly linked to the number of Internet users who access our web site.

4.   Information Source

We provide our web site users with search engine links, current news, weather, sports, technology and movies in order to attract traffic. Because our web site uses links to other web site domains established by companies such as CNN, ABC, NBC and BBC, we do not incur the prohibitive costs that would be associated with providing and updating such information.

We also offer the following services and information to our web site customers:

Service                                                   Website Link
-------                                                   ------------

Travel (car rental, flight booking, hotel reservations)   travelnow.com
White pages and yellow pages (phone listings)             infousa.com
Ask an expert service                                     askme.com
Surforama AutoGuide                                       carprices.com
                                                          stoneage.com

5.   The Surforama Affiliate Program

Through our affiliate program, merchant web site owners have the opportunity to enhance their web sites by accessing the classified
advertisement content of surforama.com.   Many web site owners do
not have the means to create their own classified advertising section. Through our affiliate program, we provide these owners a link to our web site content. Thus, when an Internet user clicks on the classified advertisement section of a Surforama affiliate, the user is sent to the classified advertisement section of our web site. However, the user is not aware that he or she has left the original web site because the merchant owner's name or logo remains at the top of the web page.

Our affiliate program provides us with an additional stream of revenue. The merchant owners agree to pay us a percentage of the dollar amount of products sold through the web site link or a fixed rate per visitor sent to our web site. The amount and method of payment varies from merchant to merchant. In addition, by having affiliate web site users access our web site and increase traffic, the amount that businesses are willing to pay to advertise on our web site increases.

6.   Future Products and Services

We intend to expand our business by creating a rebate program that rewards customers for accessing the surforama.com web site, using our e-mail and purchasing products and services through our web site. We also plan to add products and services to our web site such as online coupons and auctions, to increase our presence through regional and national advertising and to further develop the content of our web site by including information on stocks, business, health, computers, games, banking, newspapers and MP3s.

7.   ECoupons

We plan to offer ECoupons. ECoupons will allow customers to access a variety of coupons for products and services. Consumers will have access to discount coupons and promotions on selected products and services 24 hour a day from any computer connected to the Internet. Users simply type in their zip code or the name of the city to display coupons for businesses located in the geographical area they have specified. Users then print coupons displayed on their computer screens and take them to the sponsoring businesses.

We intend to offer the coupon service to businesses free of charge. We expect to generate revenue from the increased traffic to our web site created by the ECoupons.

8.   Rebatopia.com

We entered into an equity joint venture agreement dated February 24, 2000 with SourceTM, a division of Premier Lifestyles International Corporation. The parties agreed to jointly establish and develop an online database and tracking system for Source's SCORE Reciprocal Rebate program, a pay-to-surf rewards and an online shopping rebate program. In accordance with the terms of this agreement, we jointly incorporated Rebatopia.com, Inc., a Nevada corporation. Rebatopia now owns the web sites located at rebatopia.com and rebatetopia.com.

Pursuant to the terms of the agreement, we provide the operations expertise for tracking member rebates and developing and maintaining an online user database. Source has provided the start-up servers and equipment required to host Rebatopia's web sites and user database, and has provided Rebatopia with access to its 1,000,000 SCORE member database.

Through SCORE's Reciprocal Rebate program, consumers may apply for free rebate shopping network memberships. Members receive rebates when they purchase products or use services offered on the Rebatopia web sites. Members also receive money for downloading Rebatopia's

PaytoSurf Navigator, a Windows based program that displays advertisements on the member's computer screen. The member may browse the Internet, work on a document and send e-mail while using the PaytoSurf Navigator.

On March 27, 2000, along with Source, we entered into an agreement with EuroCapital Holdings AVV, Telquest Technologies, Inc. and Uwantcash.com, Inc. We refer to these entities collectively as the Eurocapital Group. The Eurocapital Group agreed to invest $2,000,000 in Rebatopia and sell to Rebatopia a 100% interest in its proprietary pay to surf tracking software. On August 8, 2000, we, Source and the Eurocapital Group agreed to terminate the March 27, 2000 purchase and sale agreement. At the date of termination, the Eurocapital Group had advanced $100,000 to us, and $125,000 to Source, or $225,000 in total. In consideration of these payments, we agreed to transfer 1,395 shares of common stock in Rebatopia to Eurocapital Holdings AVV. Source did the same.

Share Structure of Rebatopia
----------------------------

Rebatopia's Articles of Incorporation currently provide that it is authorized to issue up to 70,000,000 shares of common stock with a par value of $0.001 per share and up to 5,000,000 shares of preferred stock with par value of $0.001. As at the date of this registration statement, 300,000 shares of common stock are issued and outstanding in the capital of Rebatopia. No preferred shares of common stock are issued and outstanding.

The shareholders of Rebatopia are as follows:
                                                     Percentage of
Name of Shareholder      Number of Shares Owned      Shares Owned
----------------------   ----------------------      -------------
Surforama.com, Inc.             147,210                  49.07%
Source                          147,210                  49.07%
Eurocapital Holdings AVV          5,580                   1.86%

Source's Business

Source is a retail and marketing services company that offers a variety of services to individuals and business including rebate shopping network memberships, point of sale systems management, debit card processing and web site development and hosting. As part of its operations, Source contracts with companies to offer participation in its rebate shopping network. Members or employees of these participating companies are then eligible to receive rebates averaging 2.5% on products purchased from participating merchants. On each purchase, a portion of the price paid by the rebate network member is remitted to the member's sponsoring organization and to the organization that recruited the participating merchant.

Currently, the Source rebate-shopping network consists of 21 North American independent sales organizations. These organizations have signed agreements with Source to market Source's benefits and services to their membership.

Through Score's Reciprocal Rebate program, consumers may apply for free rebate shopping network memberships. Members receive rebates when they purchase products or use services offered on Rebatopia's web sites. They also receive money for downloading Rebatopia's PaytoSurf

Navigator, a Windows based program that displays advertisements on the member's computer screen. The member may browse the Internet, work on a document and send e-mail while using the PaytoSurf Navigator.

A member receives 10 points for each banner advertisement that is shown while that member is using his or her computer. A portion of Rebatopia's advertising proceeds is distributed on a pro rata basis to members each month based on the number of points each has accumulated. This system encourages members to view advertisements and provides the advertiser with a source of exposure to consumers.

Rebatopia's revenue will be derived exclusively from advertising proceeds. The amount of revenue that Rebatopia generates will depend on the number of individuals who access its web site to make online purchases or to view the number of Score rebate points they have earned.

Research and Development

We have been developing online products and services since the middle of 1999. We began with the development of a personal rewards community portal and rewards program featuring a number of revenue generating services such as our classifieds section, free email, rebate mall, and affiliate program.

During this development stage we were in the process of creating an online shopping and tracking technology for our existing users/members. This enabled us to offer progressive and valuable technology to numerous market segments, allowing us to become an applications service provider.

We have spent the following amounts on research and development activities:

                                                         Inception to
                                                         August 31, 2000

Research and Development Operating Expenditures:         $ 193,281.37


Market For Our Products and Services

1. The Internet Economy

The Internet has dramatically changed the way that millions of people worldwide share information, communicate and conduct business. International Data Corporation, or IDC, an independent technology research organization, estimates that the total number of Internet users worldwide will grow from approximately 196 million at the end of 1999 to approximately 602 million by the end of 2003. IDC further estimates that worldwide electronic commerce over the Internet will increase from $111 billion in 1999 to $1.6 trillion in 2003. Similarly, Forrester Research estimates that U.S. business e-commerce revenue will grow from $109 billion in 1999 to $1.3 trillion in 2003. The availability of a broad range of content and the acceptance of electronic commerce has driven rapid Internet adoption by businesses and consumers alike, which has in turn stimulated the proliferation of additional content and electronic commerce.

According to the Computer Industry Almanac, there were more than 148 million Internet users in the world at the end of 1998. Of these, 83 million users, or 56.08%, were residents of the United States of America and Canada, our target market. It is projected that there will be 720 million Internet users worldwide by at the end of 2005.

According to surveys conducted by NUA Internet, United States
Internet users tend to be affluent, earning an average of $59,000 per year. Many companies advertise on web sites such as surforama.com in order to advertise their goods and services to these high-income Internet users.

2. Expansion Strategy

We intend to expand our free classified advertisement service on a regional basis beginning with British Columbia, Washington, Oregon, Alberta and California. We chose British Columbia as the first region in which to develop our classified advertisement content due to its Internet user base, its population and its proximity to our executive offices. British Columbia has a population of four million people and also has the largest per capita Internet user base in Canada. In addition, British Columbia has the fastest and least expensive hosting and bandwidth facility in the country. We believe that British Columbia is a suitable geographical region for us to ensure that its search engine and portal is fully functional before targeting larger markets.

Our expansion into other regions will depend on the success of our test marketing in British Columbia and our ability to raise additional financing.

3. Advertising and Sales Strategy

Our web site must attract and maintain user traffic to generate revenue. The amount of revenue that we generate is directly proportional to the number of times that Internet users access our web site and view its contents. We intend to use a combination of Internet, e-mail and traditional advertising to promote our web site and increase traffic.

Internet advertising will include traditional banner advertisements, buttons and hyperlinks placed at high traffic web sites, as well as reciprocal advertisements and affiliate programs. We will allocate 20% of our advertising budget to Internet advertising. Due to the Internet's vast size, it is often difficult to target regional clientele on a mass scale. Therefore, selective regional Internet advertising with an emphasis on niche clientele will be our highest priority.

We will direct the majority of our advertising budget to print, radio and television media, as well as to having a presence at trade shows. Initially, we intend to place advertisements in various sections of all major newspapers and magazines in British Columbia. Such advertisements will target prospective buyers, as well as individuals and businesses that will be placing future advertisements.

Revenue

We expect to generate a significant portion of our revenue by charging businesses a fee to advertise on our web site.

Forrester Research, an independent technology research organization, projects that online advertising expenditures worldwide will increase tenfold from $3.3 billion in 1999 to $33.1 billion in 2004. Currently, online advertising consists primarily of banner advertisements and sponsorships on frequently visited portals and other Web sites. However, as the number of Web sites and amount of advertising on the Internet has proliferated, we believe decreasing consumer response to banner advertising has led advertisers and marketers to question the effectiveness of such advertising and marketing campaigns. According to NetRatings, click-through rates used by advertisers to measure the effectiveness of their online efforts were 0.61% in June 1999. These trends are causing marketers to consider alternative marketing solutions that encourage consumers not only to pay greater attention to marketing messages but also to increase response rates to those messages. Conversely, many consumers prefer to limit the number of advertisements to which they are exposed and prefer to be exposed only to those advertisements for products or services in which they are interested. We believe that the inability of traditional banner advertising to maximize the powerful one-to-one relationships enabled by the Internet has led advertisers to place greater emphasis on online direct marketing as a more effective means to convert Internet users into customers. The Direct Marketing Association estimates that spending on Internet direct marketing will grow from $603 million in 1998 to $5.3 billion in 2003, representing a compound annual growth rate of 54%.

There are generally two types of advertising: (a) brand advertising and (b) response-oriented advertising. Brand advertising is intended to generate awareness of and create a specific image for a particular company, product or service. In contrast, response-oriented advertising, or direct marketing, is intended to generate a specific response action from the consumer after exposure to an advertisement. Response-oriented advertisers focus on the short-term benefit of advertising and seek to maximize the number of desired responses per advertising dollar.

The Internet is particularly well suited to response-oriented advertising because it is easier for consumers to read and respond to an advertisement than traditional direct response media such as toll-free numbers or business reply cards. In addition, measuring response rates, an essential element for response-oriented advertisers, is easier with Internet advertising than in traditional media, enabling advertisers to modify campaigns quickly to increase response rates.

Our banner advertising program enables the advertiser to seamlessly track the performance of an advertising campaign from banner advertisements, to the user's decision to "click" on the banner and through to any type of "back-end" transaction, such as registrations, sales orders or downloads. This service allows the advertiser to evaluate its advertising campaign on its own predetermined criteria as the advertiser can track a user's entire path through the back-end to help understand where in the cycle the consumer decides to purchase. In order to enhance banner response and maximize performance, our web site supports HTML, JavaTM, EnlivenTM, Comet CursorTM, Real AudioTM, Real VideoTM, The Thinking MediaTM, AudiobaseTM, Unicast SuperstitialsTM, BlueStreak, E*BannerTM, First Virtual VADzTM, audio, video and more.

We integrate the data from our banners with critical event tracking on the back-end and provide the advertiser with one distilled, simple, customized report. The advertiser may access the report information they want by logging in to our password protected banner site.
Over one hundred different businesses currently advertise on our web site. Depending on the advertising arrangement, we either receive revenue from these businesses each time an Internet user clicks on their advertisement, or each time an Internet user purchases something from the business as a result of a click-through from our web site. While these advertisement agreements vary, we typically receive from $0.20 to $0.40 for each "click-through and a 10% to 20% commission on each click-through that leads to a sale.

Operations

The development of our web site is continuing, although it is currently accessible. Beta testing has been completed and we are now in the process of adding products and services. Currently our web site is generating minimal revenues. We are currently devoting most of our efforts to establishing our business. Our plan is to complete development of our web site as soon as practicable.

Competition

Our main competitors in our classified services are local newspapers and classifieds2000.com in Canada, and adquest.com in the United States.

1. Local Newspapers

In our initial target area of British Columbia, our main competitors will be local daily newspapers with extensive classified sections. Most classified advertisements in these local newspapers are extremely brief and expensive for the consumer. Websites created by such local newspapers duplicate content of the actual advertisements that customers have placed in the newspapers.

We anticipate that we will be able to overcome competition from local newspapers because we offer free advertising to consumers while they charge for these services.

2. Classifieds2000

Classifieds2000 was initially a supplier of classified advertising content to Netscape and several well-known Internet search engines. One of the biggest advantages of using Classifieds2000 is the enormous content available in each advertising category. However, the vast size of the web site makes it difficult to maintain. Some advertisements on the Classifieds2000 web site are over 18 months old.

Our web site automatically purges old advertisements from 30 to 90 days from the original date of the posting depending on user preference.

3. Adquest

Adquest displays classified advertisements from all major newspapers in the United States on the Internet. However, since only newspaper advertisements are listed, the advertisements tend to be short and do not include pictures, audio or multimedia. Because Adquest only provides content, users are not able to list their own advertisements, which translates into a low number of repeat users.

Both Classifieds2000 and Adquest are established businesses in the classified advertisement field with far greater market recognition and financial resources than us. In order for us to succeed, we will have to successfully compete with Classifieds2000 and Adquest, as well as numerous smaller competitors, in their established markets, or develop new markets.

Hotmail.com, Mail.com, and Yahoomail.com are our three largest competitors in the free email market. Almost every web site on the Internet offers a free email service and the average user has more than three email addresses each, however, we do not compete directly with any one company for this business. The primary objective of offering this service is to encourage users to use the site and visit more often, and to add value to our website.

AOL.com, and Yahoo.com, are two of the largest e-commerce sites and competitors on the Internet. However, with regard to our store operations, we are also in competition with any web enabled e-commerce site on the Internet. Since, our core business is the co-branding of our classified services, our Surforama Store is primarily an added value service we are providing to our members
in order to create stickiness on our website.   In our industry,
stickiness refers to the ability of a web site and the web site content to retain users/members. A web site's core products and services, along with added value products and services that are usually free, offer a form of incentive to user/members to repeatedly visit a web site and encourage longer visits.

Rebatopia faces significant competition from online incentives-based advertising and marketing programs and providers of micro-payment systems. We expect competition to increase due to the lack of significant barriers to entry for online business generally and for online incentives-based direct marketing programs and micro-payment transactions in particular. Currently, several companies offer competitive online incentives programs, including MyPoints.com Inc., and Cybergold.com Inc.

1. MyPoints Network

The MyPoints Network is a system of participating web sites, which offers members the opportunity to earn points at locations on the Internet other than the MyPoints web site. They provide participating web sites with a supply of rewards points to distribute to their visitors as a loyalty and incentive tool in exchange for the opportunity to enroll their visitors into their service. These partnerships are co-branded with each partner. In these partnerships, the currency always retains the MyPoints brand and they retain direct marketing rights to the members generated by the service.

2. CyberGold Inc.

CyberGold is a leading provider of Internet-based direct marketing and advertising solutions. They combine Internet-based direct marketing and advertising services with programs that reward consumers with cash when they perform actions desired by advertising and marketing clients. These cash-based online incentive programs are designed to improve advertisement response rates and reduce the cost of acquiring new customers for their clients. Their business revolves around what they call the Earn & Spend Community - places on the Internet where consumers can earn cash incentives for responding to online marketing offers presented by their advertising and marketing clients and then spend the cash with merchants. This company had more than 4.1 million members through January 2000.

On April 17, 2000, My Points Inc. acquired 100% interest in
CyberGold Inc. for $157 million in stock. Through this acquisition, the My Points network has over 10 million subscribers base; hence, making them our largest competitor in this service.

Rebatopia offers a much more lucrative program to users than any other program in the market. Besides CyberGold Inc. there isn't any other portal offering cash incentives to their users and absolutely no company is offering a 6-tier program. This means that users can sign up their friends and family, which will also earn cash rebates while the user earns residual rebates for referring them. This cash incentive will be paid up to six levels deep. In addition, Rebatopia will be the only provider that will be signing up point of sale merchants that are not currently online to also participate in the SCORE Reciprocal Program and allow users to get cash rebates while buying from these merchants offline. This will require our user to be upgraded to a Score Card member for an additional fee.

Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet.
 The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

*     Sales and other taxes;
*     User privacy;
*     Pricing controls;
*     Characteristics and quality of products and services;
*     Consumer protection;
*     Cross-border commerce;
*     Libel and defamation;
*     Copyright, trademark and patent infringement; and
* Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services offered on our web site in accordance with our business plans.

We may have to qualify to do business in other jurisdictions. If we make sales of our products or services, we anticipate that sales and our customers will be in multiple states and foreign countries. As our customers may reside in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

As of the date of this Registration Statement, we do not have any employees other than our directors and officers. We retain independent consultants on a contract basis to develop and market our web site.

PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining our revenue goals for the continued development of our web site, the rebatopia web site, and business activities related to the web site and carrying out our marketing plan:

* Complete development of our web site and the rebatopia web site. We anticipate that this process will be finished by August 31, 2001.
     However, with continuous maintenance and the addition of new products and services, actual completion is an ongoing effort. We anticipate that the cost of this development will be approximately $19,000.

* We plan to undertake an advertising and marketing campaign by September 30, 2001. We anticipate that the cost of these marketing expenses will be approximately $15,500.

* We plan to purchase and lease additional equipment for our web site development at an approximate cost of $18,000.

* We anticipate spending approximately $3,100 in ongoing general and administrative expenses per month.

* We anticipate our monthly operating costs of our web site will be approximately $2,225 per month.

We have completed the first phase of our business plan by establishing our classified advertisement web site service. Our present focus is to build our web site by adding products, services and additional content. We intend to commence a marketing campaign to promote our web site's services and products, including our involvement in the SCORE reciprocal rebate program, a rebate card program where the card holder can earn rebates by shopping with participating merchants.

In building our internal administrative and managerial organization, we will seek to minimize the hiring of full-time employees. With additional revenues, we plan to retain staffing levels sufficient to achieve our goals. This additional staffing may include full-time and part-time employees, and consultants. Without sufficient revenues, we will continue limiting our employees to our president and vice-president. Neither our president nor vice-president receives a salary at this time.

Completion of our plan of operation is subject to attaining adequate revenue. We intend to increase our revenue by concentrating on the marketing, co-branding and private labeling of our products and services to others business and individuals. However, we cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operation. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we will require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational and administrative expenses for the next 12 months will total $116,400. A breakdown of these anticipated expenses are as follows:

Equipment Costs

     Equipment for Further Website Development        $19,000

     Equipment Leasing Costs:                         $18,000

Sales and Marketing Costs:

     Advertising & Promotion:                         $15,500

Operational and Administrative Costs:

     Website Development:                             $37,200
     General Office/Professional Expenses             $26,700
                                                      -------

     Total:                                          $116,400
                                                     ========

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of the our core products and services.
  Should this occur, we would likely seek additional financing to support the continued operation of our business.

We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we run on a very tight budget in completing the development of our software and website and do not anticipate earning any substantial revenues until sometime next year. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

* our ability to develop a commercially marketable product and service with the features and functionality sought by potential customers;
* our ability to successfully market co-brand and private label our site to potential customers;
* our ability to charge customers a license fee that will enable us to generate revenues exceeding operating costs;
* the introduction and availability of competing products by competitors.

Results of Operations

From the date of Surforama.com Portal Services Inc.'s incorporation to August 31, 2000, management has focused on the development of the surforama.com and rebatopia.com web sites. One computer programmer and two web site developers have spent a total of approximately 4,350 hours constructing our classified advertisement portal. These individuals have not charged us for their services.

From the date of Rebatopia's incorporation to August 31st, 2000, management focused on the development of the rebatopia.com web site. One computer programmer and two web site developers have spent a total of approximately 3300 hours constructing our shopping and tracking portal.

In connection with the development of our surforama.com web site through August 31, 2000, we had net income of $33,798 and expenses consisting of consulting fees of $80,947, office and sundry expenses of $7,890, travel expenses of $2,557, professional fees of $1,500, amortization costs of $229, and web development costs of $13,974.

Since incorporation, we have funded our operations through private equity financings and common share issuances in exchange for services. We have raised a total of $125,280 from selling or exchanging our securities in this time frame. As at August 31, 2000, our assets were $156,407 consisting of cash of $50,068, accounts receivable of $21,114, accrued interest receivable of $1,916, and investment in and advances to Rebatopia.com, Inc. of $81,505. In the period from our incorporation on August 10, 1999 to August 31, 2000, we earned revenue totaling $60,881. This revenue is derived largely from a banner advertising arrangement with Flycast Advertising and a co-branding arrangement with Autofusion Inc., the owner of carprices.com.

At August 31st, 2000, our liabilities consisted of accounts payable totaling $645.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.

                    DESCRIPTION OF PROPERTY

Our executive offices are located at 105 - 1010 West 42nd Avenue, Vancouver, British Columbia, Canada. We are a party to an office rental agreement dated November 1, 1999 with Mr. Mike Hanson, one of our officers and directors, whereby we pay Mr. Hanson $600 per month for rent and office services.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Any of our directors or officers;
*     Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*     Any of our promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

By an agreement dated November 1, 1999, we acquired an undivided 100% interest in Surforama.com Portal Services Inc. for 17,240,000 shares of our common stock. As part of the acquisition, we appointed two of the vendors of Surforama.com Portal Services Inc., Mr. Edward Yau and Mr. Mike Hanson, to our Board of
Directors.   In addition, Mr. Yau and Mr. Hanson received
5,410,000 vendor shares each for selling their respective interests in Surforama.com Portal Services Inc. to us. Moreover, the following relatives of Mr. Yau and Mr. Hanson received our shares in exchange for their shares of Surforama Portal Services
Inc.:

Name of Relative       Number of Shares   Relationship to Director
----------------       ----------------   ------------------------
Mr. Shing Yau              890,000        Father of Edward Yau
Ms. Phyllis Hanson         890,000        Mother of Mike Hanson
Mr. Steve Hanson           890,000        Brother of Mike Hanson
Ms. Julie Hanson           890,000        Sister of Mike Hanson
Mr. Ken Yau                890,000        Brother of Edward Yau
Ms. Lawrence Yau           890,000        Brother of Edward Yau

The securities issued to Mr. Yau and Mr. Hanson are subject to a one-year hold period from the date of issuance. After the one-year hold period is over, Mr. Yau and Mr. Hanson may each sell these shares in accordance with Rule 144. Rule 144 provides that shares equal to 1% of our issued and outstanding capital may be sold in a given three-month period. The share certificates issued to Mr. Yau and Mr. Hanson representing these shares of common stock are affixed with a legend restricting their transfer.

Shares were sold in private offerings to the following relatives of Mr. Yau and Mr. Hanson:

Name of Relative       Number of Shares   Relationship to Director
----------------       ----------------   ------------------------
Ms. June Yau               435,666        Mother of Edward Yau
Mr. John Hanson            436,166        Father of Mike Hanson
Ms. Phyllis Hanson             100        Mother of Mike Hanson
Mr. Steve Hanson               100        Brother of Mike Hanson

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 30 registered shareholders.

Rule 144 Shares

A total of 19,752,250 shares of our common stock will be available for resale to the public after November 30, 2000, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately
198,289 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 11,820,100 of the 19,752,250 shares that may be sold pursuant to Rule 144 after November 30, 2000.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or
bylaws that prevent us from declaring dividends.   The Nevada
Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                      EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until October 31, 2000.

                   Annual Compensation    Long Term Compensation
                   -------------------    ----------------------
                                    Other Restricted                  All
                                   Annual Stock      Options/* LTIP   Other
Name  Title  Year  Salary    Bonus Compen- Awarded   SARs (#) pay-    Compen-
                                   sation                     outs($) sation
----  ----- -----  ------    ----- ------ ---------- -------  ------- -------
Edward
Yau  President,
     CEO  and
     Director 1999  $0         0       0       0        0        0       0
Michael
Hanson Vice-
     President,
     COO and
     Director 1999  $0         0       0       0        0        0       0
Gregory
Yanke Secretary
      and
     Director 1999  $0         0 $1,050.98Cdn  0        0        0       0


None of our directors have received monetary compensation since our incorporation to the date of this registration statement. We currently do not pay any compensation to our directors serving on our Board of Directors.

Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended November 30, 1999. We have also not granted any stock options to the executive officers since November 30, 1999.

Employment Agreements

We do not have an employment or consultant agreement with Mr.
Edward Yau, our president and a director. We do not pay any salary to Mr. Yau. Mr. Yau spends 100% of his time working for us.

We do not have an employment or consultant agreement with Mr. Michael Hanson, our vice-president, chief operations officer and a director. We do not pay any salary or consulting fees to Mr. Hanson. Mr. Hanson spends 100% of his time working for us.

We do not have an employment or consultant agreement with Mr. Gregory Yanke, our secretary and a director. We do not pay any salary to Mr. Yanke. However, Mr. Yanke has rendered legal services and related disbursements to companies related to Surforama.com, Inc. totaling Cdn$1,776,44; Cdn$1050.98 of this amount has been paid to date. Mr. Yanke spends approximately 3% of his time working on matters for us.

                   INDEX TO FINANCIAL STATEMENTS

Our audited financial statements, as described below, are attached hereto.

1. Audited financial statements for the fiscal year ended November 30, 1999, including:

(a)   Auditors' Report

(b)   Consolidated Balance Sheet;

(c)   Consolidated Statement of Loss and Deficit;

(d)   Consolidated Statement of Cash Flows;

(e)   Consolidated Statement of Stockholders' Equity; and

(f)   Notes to Consolidated Financial Statements.

2. Un-audited financial statements for the 9 month period ended August 31, 2000, including:

(a)   Consolidated Balance Sheet;

(b)   Consolidated Statement of Income and Retained Earnings;

(c)   Consolidated Statement of Cash Flows;

(d)   Consolidated Statement of Stockholders' Equity; and

(e)   Notes to Consolidated Financial Statements.

                       SURFORAMA.COM, INC.
                  (A Development Stage Company)


               CONSOLIDATED FINANCIAL STATEMENTS


                       NOVEMBER 30, 1999
                    (Stated in U.S. Dollars)

                        AUDITORS' REPORT

To the Directors
Surforama.com, Inc.


We have audited the consolidated balance sheet of Surforama.com, Inc. (a development stage company) as at November 30, 1999 and the consolidated statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 1999 and the results of its operations and cash flows for the period then ended in accordance with United States generally accepted accounting principles.



Vancouver, B.C.
                                         /s/ Morgan & Company
February 15, 2000                        Chartered Accountants

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

                    CONSOLIDATED BALANCE SHEET

                        NOVEMBER 30, 1999
                     (Stated in U.S. Dollars)

ASSETS

Current
  Cash                                                          $   26,629

LIABILITIES

Current
  Accounts payable                                              $      645

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    70,000,000 common shares, par value $0.001 per share
    5,000,000 preferred shares, par value $0.001 per share

  Issued and outstanding:
    19,752,250 common shares                                        19,752

  Additional paid in capital                                        26,738

Deficit Accumulated During The Development Stage                   (20,591)

Cumulative Translation Adjustment                                       85
                                                                 ---------

                                                                    25,984
                                                                ----------
                                                                $   26,629
==========================================================================



Approved by the Directors:


________________________________         _________________________________

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

             CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
                     (Stated in U.S. Dollars)

--------------------------------------------------------------------------
                                                PERIOD FROM
                                                  DATE OF
                                                ORGANIZATION     INCEPTION
                                                 AUGUST 10,      AUGUST 10,
                                                  1999 TO          1999 TO
                                                NOVEMBER 30,   NOVEMBER 30,
                                                    1999              1999
--------------------------------------------------------------------------

Expenses
  Consulting fees                               $    17,148     $   17,148
  Office and sundry                                   3,036          3,036
                                                --------------------------
Net Loss For The Period                              20,184     $   20,184
                                                                ==========


Deficit Accumulated During The Development
  Stage, Beginning Of Period                              -
                                                -----------
                                                     20,184

Net Asset Deficiency Of Legal Parent At
  Date Of Reverse Take-Over Transaction                 407
                                                -----------


Deficit Accumulated During The
Development Stage, End Of Period                $    20,591
===========================================================

Net Loss Per Share                              $      0.01
===========================================================

Weighted Average Number Of Shares Outstanding    19,742,835
===========================================================

                       SURFORAMA.COM, INC.
                  (A Development Stage Company)

              CONSOLIDATED STATEMENT OF CASH FLOWS
                    (Stated in U.S. Dollars)

--------------------------------------------------------------------------
                                                PERIOD FROM
                                                  DATE OF
                                                ORGANIZATION     INCEPTION
                                                 AUGUST 10,      AUGUST 10,
                                                  1999 TO          1999 TO
                                                NOVEMBER 30,   NOVEMBER 30,
                                                    1999              1999
--------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net loss for the period                       $   (20,184)   $   (20,184)

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
  Change in accounts payable                            645            645
                                                --------------------------
                                                    (19,539)       (19,539)
                                                --------------------------
Cash Flow From Financing Activities
  Share subscriptions                                46,490         46,490
                                                --------------------------
Cash Flows From Investing Activities
  Net asset deficiency of legal parent at
   date of reverse take-over transaction               (407)          (407)
                                                --------------------------
Effect Of Exchange Rate Changes On Cash                  85             85
                                                --------------------------
Increase In Cash                                     26,629         26,629

Cash, Beginning Of Period                                 -              -
                                                --------------------------

Cash, End Of Period                             $    26,629    $    26,629
==========================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING
ACTIVITIES:

Effective November 1, 1999, the Company acquired 100% of the issued and outstanding shares of Surforama.com Portal Services
Inc. by issuing 17,240,000 common shares at an ascribed value of $Nil.

                      SURFORAMA.COM, INC.
                 (A Development Stage Company)

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      NOVEMBER 30, 1999
                  (Stated in U.S. Dollars)


                                  COMMON STOCK
                        ---------------------------------
                                               ADDITIONAL
                                                  PAID-IN
                           SHARES     AMOUNT      CAPITAL   DEFICIT     TOTAL
                        -----------------------------------------------------

Shares Issued For Cash
  And Services         17,240,000   $ 17,240   $        -   $     - $  17,240

Exchange Of Shares To
 Acquire Subsidiary
  Surforama.com Portal
   Services Inc.      (17,240,000)         -            -         -         -
  Surforama.com, Inc.  17,240,000          -            -         -         -

Net Asset Deficiency Of
 Legal Parent At Date
 Of Reverse Take-Over
 Transaction                    -          -            -      (407)     (407)

Shares Issued For Cash
 At $0.001              2,000,000      2,000            -         -     2,000

Shares Issued For Cash
 At $0.03                 500,000        500       14,500         -    15,000

Shares Issued For Cash
 At $1.00                  12,250         12       12,238         -    12,250

Translation Adjustment          -          -            -         -        85

Net Loss                        -          -            -   (20,184)  (20,184)
                       ------------------------------------------------------
Balance,
  November 30, 1999    19,752,250  $  19,752   $   26,738  $(20,591) $ 25,984
                       ======================================================

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        NOVEMBER 30, 1999
                     (Stated in U.S. Dollars)


1.    NATURE OF OPERATIONS

a)    Organization

The Company was incorporated in the State of Nevada, U.S.A.
on October 22, 1999. The Company's wholly owned subsidiary,
Surforama.com Portal Services Inc., was incorporated under the Canada Business Corporations Act on August 10, 1999.

b)    Development Stage Activities

The Company intends to develop and market end to end online advertising and classifieds solutions for service providers, corporations and individuals. The Company was created to give product and service oriented businesses an alternative source of advertising and exposure that will be more cost effective, and reach a much larger audience than traditional methods. The Company will offer consumers a popular and fast way to find job searches, vehicles, personals, real estate, apartment rentals, daily news and the ability to purchase products directly from their corporate website.


2.    SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

a)    Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Surforama.com Portal Services Inc.

b)    Development Stage Company

The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                       SURFORAMA.COM, INC.
                  (A Development Stage Company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       NOVEMBER 30, 1999
                    (Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109).
 This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.

d)    Foreign Currency Translation

The operations of the Company's subsidiary, Surforama.com Portal Services Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's consolidated financial statements are included as a separate component of shareholders' equity.

e)    Financial Instruments

The Company's financial instruments consist of cash and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f)    Net Loss Per Share

Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue, and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        NOVEMBER 30, 1999
                    (Stated in U.S. Dollars)

3.	ACQUISITION OF SUBSIDIARY

Effective November 1, 1999, Surforama.com, Inc. acquired 100% of the issued and outstanding shares of Surforama.com Portal Services Inc. by issuing 17,240,000 common shares. Since the transaction resulted in the former shareholders of Surforama.com Portal Services Inc. owning the majority of the issued shares of Surforama.com, Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Surforama.com Portal Services Inc. of the net assets and liabilities of Surforama.com, Inc. Under this purchase method of accounting, the results of operations of Surforama.com, Inc. are included in these consolidated financial statements from November 1, 1999.

Surforama.com, Inc. had a net asset deficiency at the acquisition date, therefore, the 17,240,000 shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $407 charged to deficit. Surforama.com Portal Services Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

The acquisition is summarized as follows:

Current Liabilities
  Accounts payable                                   $   407
                                                     ---------

Net Asset Deficiency                                 $  (407)
                                                     =========


4.    NEW ACCOUNTING STANDARDS

a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting For Stock-Based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro-forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        NOVEMBER 30, 1999
                    (Stated in U.S. Dollars)


4.	NEW ACCOUNTING STANDARDS (Continued)

b)	In March, 1995, Statement of Financial Accounting Standards
No. 121 ("SFAS-121") "Accounting For Impairment Of Long-Lived
Assets And For Long-Lived Assets To Be Disposed Of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events, or changes in circumstances, indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.


5.	UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

                       SURFORAMA.COM, INC.
                  (A Development Stage Company)


                CONSOLIDATED FINANCIAL STATEMENTS


                        AUGUST 31, 2000
                          (Unaudited)
                    (Stated in U.S. Dollars)

                      SURFORAMA.COM, INC.
                  (A Development Stage Company)

                   CONSOLIDATED BALANCE SHEET
                    (Stated in U.S. Dollars)

------------------------------------------------------------------------
                                                AUGUST 31    NOVEMBER 30
                                                  2000          1999
------------------------------------------------------------------------
                                               (Unaudited)     (Audited)

ASSETS

Current
  Cash and term deposit                         $   50,068   $    26,629
  Accounts receivable                               21,114             -
  Accrued interest receivable                        1,916             -
                                                ------------------------
                                                    73,098        26,629

Investment In And Advances To
  Rebatopia.com, Inc.                               81,505             -

Capital Assets, net of accumulated
  amortization of $229                               1,804             -
                                                ------------------------
                                                $  156,407    $   26,629
========================================================================

LIABILITIES

Current
  Accounts payable                              $      645    $      645
                                                ------------------------

SHAREHOLDERS' EQUITY

Share Capital
  Authorized:
    70,000,000 common shares, par value
      $0.001 per share
    5,000,000 preferred shares, par value
      $0.001 per share

  Issued and Outstanding:
    19,828,899 common shares at August 31, 2000 and
    19,752,250 common shares at November 30, 1999   19,829        19,752

  Additional paid in capital                       103,310        26,738

Retained Earnings Accumulated During
  The Development Stage                             33,382       (20,591)

Cumulative Translation Adjustment                     (759)           85
                                                ------------------------
                                                   155,762        25,984
                                                ------------------------
                                                $  156,407    $   26,629
========================================================================

Nature Of Operations (Note 1)

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

     CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS
                           (Unaudited)
                     (Stated in U.S. Dollars)

------------------------------------------------------------------------------
                                          THREE           NINE       INCEPTION
                                          MONTHS         MONTHS      AUGUST 10
                                          ENDED           ENDED        1999 TO
                                          AUGUST 31     AUGUST 31    AUGUST 31
                                          2000            2000            2000
------------------------------------------------------------------------------
Revenue
  Advertising                           $     1,310  $      3,098 $      3,098
  Consulting (Note 6(a))                     55,809        55,809       55,809
  Interest income                             1,974         1,974        1,974
                                        --------------------------------------
                                             59,093        60,881       60,881
                                        --------------------------------------
Expenses
  Amortization                                   69           229          229
  Consulting services                        24,129        63,799       80,947
  Office and sundry                           2,762         4,854        7,890
  Professional fees                               -         1,500        1,500
  Travel                                     (1,023)        2,557        2,557
  Website development                        13,974        13,974       13,974
                                        --------------------------------------
                                             39,911        86,913      107,097
                                        --------------------------------------

                                             19,182       (26,032)     (46,216)

Gain On Disposal Of Interest In
  Rebatopia.com, Inc.                        99,972        99,972       99,972

Equity In Loss Of Rebatopia.com, Inc.       (19,967)      (19,967)     (19,967)
                                        --------------------------------------
Net Income For The Period                    99,187        53,973 $     33,789
                                                                  ============
Deficit Accumulated During The
  Development Stage, Beginning Of Period    (68,046)      (20,591)
                                        -------------------------

Retained Earnings Accumulated During
  The Development Stage, End Of Period  $    31,141  $     33,382
=================================================================

Net Income Per Share                    $      0.01  $       0.01
=================================================================

Weighted Average Number Of
  Shares Outstanding                     19,794,307    19,794,307
=================================================================

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

                CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Unaudited)
                     (Stated in U.S. Dollars)


------------------------------------------------------------------------------
                                          THREE           NINE       INCEPTION
                                          MONTHS         MONTHS      AUGUST 10
                                          ENDED           ENDED        1999 TO
                                          AUGUST 31     AUGUST 31    AUGUST 31
                                          2000            2000            2000
------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income for the period              $   99,187    $   53,973   $   33,789
  Items not involving cash
   Amortization                                  69           229          229
   Gain on disposal of interest
     in Rebatopia.com, Inc.                 (99,972)      (99,972)     (99,972)
   Equity in loss of Rebatopia.com, Inc.     19,967        19,967       19,967
                                         -------------------------------------
                                             19,251       (25,803)     (45,987)

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
  Accounts receivable                       (21,114)      (21,114)     (21,114)
  Accrued interest receivable                (1,916)       (1,916)      (1,916)
  Accounts payable                                1             -          645
  Advance due from director                  10,000             -            -
                                         -------------------------------------
                                              6,222       (48,833)     (68,372)
                                         -------------------------------------

Cash Flow From Financing Activities
  Common stock issued                           100        76,469      123,139
  Proceeds on disposal of interest in
    Rebatopia.com, Inc.                     100,000       100,000      100,000
                                         -------------------------------------
                                            100,100       176,649      223,139
                                         -------------------------------------
Cash Flows From Investing Activities
  Acquisition of computer equipment              81        (2,033)      (2,033)
    Investment in Rebatopia.com, Inc.        (1,500)       (1,500)      (1,500)
    Advanced to Rebatopia.com, Inc.        (100,000)     (100,000)    (100,000)
  Net asset deficiency of legal parent
    at date of reverse take-over
    transaction                                   -             -         (407)
                                         -------------------------------------
                                           (101,419)     (103,533)    (103,940)
                                         -------------------------------------
Effect Of Exchange Rate Changes On Cash        (369)         (844)        (759)
                                         -------------------------------------
Increase In Cash                              4,534        23,439       50,068

Cash, Beginning Of Period                    45,534        26,629            -
                                         -------------------------------------
Cash, End Of Period                      $   50,068    $   50,068   $   50,068
==============================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING
ACTIVITIES:

Effective November 1, 1999, the Company acquired 100% of the issued and outstanding shares of Surforama.com Portal Services
Inc. by issuing 17,240,000 common shares at an ascribed value of $Nil.

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                         AUGUST 31, 2000
                           (Unaudited)
                     (Stated in U.S. Dollars)


                            COMMON STOCK
                      ---------------------------
                                       Additional           Cumulative
                                         Paid-In            Translation
                      Shares     Amount  Capital   Deficit  Adjustment   Total
                      --------------------------------------------------------
Shares Issued For
  Cash And Services   17,240,000 $17,240  $     -  $     -  $      -  $ 17,240

Exchange Of Shares
  To Acquire
  Subsidiary
   Surforama.com
    Portal Services
    Inc.             (17,240,000)      -        -        -         -         -
  Surforama.com, Inc. 17,240,000       -        -        -         -         -

Net Asset Deficiency
  Of Legal Parent At
  Date Of Reverse
  Take-Over
  Transaction                  -       -        -     (407)        -      (407)

Shares Issued For
  Cash At $0.001       2,000,000   2,000        -        -         -     2,000

Shares Issued For
  Cash At $0.03          500,000     500   14,500        -         -    15,000

Shares Issued For
  Cash At $1.00           12,250      12   12,238        -         -    12,250

Translation
  Adjustment                   -       -        -        -        85        85

Net Loss                       -       -        -  (20,184)        -    20,184)
                      --------------------------------------------------------
Balance,
  November 30, 1999   19,752,250  19,752   26,738  (20,591)       85    25,984

Shares Issued For
  Cash At $1.00           76,649      77   76,572        -         -    76,649

Translation
  Adjustment                   -       -        -        -      (844)     (844)

Net Income                     -       -        -   53,973         -    53,973
                      --------------------------------------------------------
Balance,
  August 31, 2000     19,828,899 $19,829 $103,310 $ 33,382  $   (759) $155,762
                      ========================================================

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         AUGUST 31, 2000
                           (Unaudited)
                      (Stated in U.S. Dollars)


1.    NATURE OF OPERATIONS

a)    Organization

The Company was incorporated in the State of Nevada, U.S.A.
on October 22, 1999. The Company's wholly owned subsidiary,
Surforama.com Portal Services Inc., was incorporated under the Canada Business Corporations Act on August 10, 1999.

b)    Development Stage Activities

The Company intends to develop and market end to end online advertising and classifieds solutions for service providers, corporations and individuals. The Company was created to give product and service oriented businesses an alternative source of advertising and exposure that will be more cost effective, and reach a much larger audience than traditional methods. The Company will offer consumers a popular and fast way to find job searches, vehicles, personals, real estate, apartment rentals, daily news and the ability to purchase products directly from their corporate website.


2.    SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

a)    Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Surforama.com Portal Services Inc. The Company owns 49.07% of Rebatopia.com, Inc., a company incorporated in Nevada, U.S.A., and has the ability to exercise significant influence over the entity, therefore its investment is accounted for using the equity method.

b)    Amortization

Capital assets are amortized over their economically useful lives at the following rate:

Computer equipment                30% declining balance

In the year of acquisition of an asset, amortization is provided at one half of the above rate.

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          AUGUST 31, 2000
                            (Unaudited)
                      (Stated in U.S. Dollars)


2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)    Development Stage Company

The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

d)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109).
 This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.

e)    Foreign Currency Translation

The operations of the Company's subsidiary, Surforama.com Portal Services Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's consolidated financial statements are included as a separate component of shareholders' equity.

f)    Financial Instruments

The Company's financial instruments consist of cash and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

g)    Net Income Per Share

Net income per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue, and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        AUGUST 31, 2000
                          (Unaudited)
                   (Stated in U.S. Dollars)

3.    JOINT VENTURE

a)    Formation of the Rebatopia joint venture

Effective March 27, 2000, Source, a division of Premier
Lifestyles International Corporation ("Source"), and the
Company contributed their respective databases and operational expertise into an incorporated joint venture, Rebatopia.com, Inc., ("Rebatopia"), originally owned 50% by
Source and 50% by the Company. Joint control of the operations was to be exercised by a board of directors consisting of five members. The Company has the right to appoint at least two directors.

The Company has committed to fund Rebatopia up to $1,000,000 within twelve months of the formation of Rebatopia.

An amount of 30% of the net after tax profits each year will be distributed annually to each co-venturer proportionate to their equity interest.

The term of the joint venture is for 99 years from March 27, 2000, with provisions for early termination.

b)    Purchase Sale Agreement

Effective March 27, 2000, Source and the Company agreed to sell a 33.33% of their joint venture interest in Rebatopia to a group collectively known as EuroCapital for $2,000,000 (1/2 to Source and 1/2 to the Company) to be financed by a note payable as follows:

-     $25,000 upon signing of agreement (not paid);
-     $75,000 within 10 days from signing (not paid);
-     $150,000 within 30 days from signing (not paid);
-     $550,000 within 80 days from signing;
-     $500,000 within 90 from signing; and
-     $700,000 within 120 days from signing.

The payments will be accelerated if Rebatopia becomes a publicly traded company before the 90 day payment is due.
The 33.33% ownership position is to be held in escrow pending the completion of the financing by the EuroCapital group, upon which each of the parties will hold a 33.33% interest in the joint venture. Joint control of the operations is to be exercised by a board of directors consisting of three members. The Company has the right to appoint one director and to name the chairman of the board of directors.

On August 8, 2000 the parties to the Purchase Sale agreement agreed to the termination of the agreement. As a result of the termination the Company received a cash payment of $100,000 and now holds a 49.07% interest in Rebatopia.com, Inc.

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        AUGUST 31, 2000
                          (Unaudited)
                   (Stated in U.S. Dollars)

4.	ACQUISITION OF SUBSIDIARY

Effective November 1, 1999, Surforama.com, Inc. acquired 100% of the issued and outstanding shares of Surforama.com Portal Services Inc. by issuing 17,240,000 common shares. Since the transaction resulted in the former shareholders of Surforama.com Portal Services Inc. owning the majority of the issued shares of Surforama.com, Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Surforama.com Portal Services Inc. of the net assets and liabilities of Surforama.com, Inc. Under this purchase method of accounting, the results of operations of Surforama.com, Inc. are included in these consolidated financial statements from November 1, 1999.

Surforama.com, Inc. had a net asset deficiency at the acquisition date, therefore, the 17,240,000 shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $407 charged to deficit. Surforama.com Portal Services Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

The acquisition is summarized as follows:

Current Liabilities
  Accounts payable                             $   407
                                               ---------
Net Asset Deficiency                           $  (407)
                                               =========


5.    NEW ACCOUNTING STANDARDS

a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting For Stock-Based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro-forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

b) In March, 1995, Statement of Financial Accounting Standards No. 121 ("SFAS-121") "Accounting For Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events, or changes in circumstances, indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

                        SURFORAMA.COM, INC.
                   (A Development Stage Company)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        AUGUST 31, 2000
                          (Unaudited)
                   (Stated in U.S. Dollars)

6.	RELATED PARTY TRANSACTIONS

	During the period, the Company entered into transactions
(recorded at exchange values) with related parties as follows:

a) The Company recorded management, programming and website development fees from Rebatopia.com, Inc. totaling $55,809.

b) As at August 31, 2000, accounts receivable of $21,114 and accrued interest receivable of $1,916 was due from Rebatopia.com, Inc.

c) Management fees paid to certain directors for services rendered to the Company totaled $63,799

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                     AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits.
 Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, NY 10048 and 500 West Madison Street, Suite 1400, Chicago, IL 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee    $  2,114.32
Federal Taxes                                          $       NIL
State Taxes and Fees                                   $       NIL
Transfer Agent Fees                                    $  2,500.00
Accounting fees and expenses                           $  2,000.00
Legal fees and expenses                                $ 15,000.00
Blue Sky fees and expenses                             $       NIL
Miscellaneous                                          $       NIL
                                                       -----------
Total                                                  $ 21,614.84
                                                       ===========

------------------------------------------------------------------
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 17,240,000 shares of common stock on November 1, 1999 to the vendors of Surforama.com Portal Services Inc. Two of these vendors were Mr. Yau and Mr. Hanson, both now directors of our company. Mr. Yau is our president and CEO and Mr. Hanson is vice-president, and COO. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 in exchange for a 100% interest in Surforama.com Portal Services Inc. Surforama.com Portal Services Inc. owns a 100% interest in all and assets and intellectual property that comprise the surforama.com website. The 17,240,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.001 per share to a total of eleven purchasers on November 4, 1999. The total amount received from this offering was $2,500. 1,000,000 of these shares were sold to our officers and directors. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 12,250 shares of our common stock at a price of $1.00 per share to a total of thirteen (13) purchasers on November 30, 1999. The total amount received from this offering was $12,250. 100 of these shares were sold to an officer and director. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States.
Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 76,649 shares of our common stock at a price of $1.00 per share to a total of eight (8) purchasers on June 8, 2000. The total amount received from this offering was $76,649. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
--------     --------------------

 3.1         Articles of Incorporation
 3.2         By-Laws
 3.3         Incorporation documents for Surforama.com Portal
             Services, Inc.
 4.1         Share Certificate
 5.1         Opinion of Cane & Company, LLC, with consent to use
10.1         Equity Joint Venture Agreement dated February 24, 2000
             with Source
10.2 Agreement of Purchase and Sale dated November 1, 1999 between Vendors and Surforama.com, Inc.
10.3	     Termination of Purchase and Sale Agreement dated
             August 25, 2000.
10.4 Office Services Agreement dated November 1, 1999 between Surforama.com, Inc. and Mike Hanson.
10.5 Web Advertising Sales Agreement dated October 20, 1999 between Flycast Network and Surforama.com
             Portal Services, Inc.
23.1         Consent of Morgan & Company
27.1         Financial Data Schedule

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 28th, 2000.

                                SURFORAMA.COM, INC.

                                 /s/ Edward Yau
                             By: _________________________
                                 Edward Yau, President


POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Edward Yau, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE         CAPACITY IN WHICH SIGNED          DATE

/s/ Edward Yau    President and Chief Executive	 November 28th, 2000
----------------- Officer and Director
Edward Yau

/s/ Mike Hanson   Vice President and Chief       November 28th, 2000
----------------- Operating Officer, and
Mike Hanson       Director

/s/ Gregory Yanke Secretary, Treasurer           November 28th, 2000
----------------- and Director
Gregory Yanke